Exhibit 99.1

TERRAPIN 3 ACQUISITION CORPORATION COMMON STOCK AND WARRANTS

TO COMMENCE TRADING SEPARATELY ON AUGUST 18, 2014

NEW YORK, NY, August 15, 2014 /PRNewswire/ - Terrapin 3 Acquisition Corporation (the “Company”) (NASDAQ: TRTLU) today announced that the holders of the Company’s units may elect to separately trade the common stock and warrants underlying the units commencing August 18, 2014. Those units not separated will continue to trade on the NASDAQ Capital Market under the symbol “TRTLU” and the common stock and the warrants are expected to trade under the symbols “TRTL” and “TRTLW”, respectively.

Deutsche Bank Securities acted as underwriter for the offering.

A registration statement relating to the units and the underlying securities was declared effective by the Securities and Exchange Commission on July 16, 2014.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A copy of the final prospectus relating to the offering may be obtained for free by visiting the U.S. Securities and Exchange Commission website at http://www.sec.gov. Alternatively, a copy of the prospectus related to this offering may be obtained from Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005-2836, Attention: Prospectus Group, (800) 503-4611, or email at prospectus.cpdg@db.com.

For more information, please contact: terrapin3@terrapinpartners.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute "forward-looking statements," including with respect to the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and prospectus for the Company's offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Nathan Leight

Chairman

Terrapin 3 Acquisition Corporation

terrapin3@terrapinpartners.com

SOURCE Terrapin 3 Acquisition Corporation